Exhibit 24.2
April 29, 2019

Mr. Andrew W. Evans The Southern Company 30 Ivan Allen Jr. Blvd, N.W. Atlanta, GA 30308	Mr. Daniel S. Tucker Southern Company Gas Ten Peachtree Place, N.E. Atlanta, GA 30309	Ms. Melissa K. Caen Southern Company Services, Inc. 30 Ivan Allen Jr. Blvd, N.W. Atlanta, GA 30308

Gentlemen and Ms. Caen:

Southern Company Gas Capital Corporation proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933, as amended (the “Act”), with respect to the issuance and sale of an aggregate amount not to exceed $1,750,000,000 of: (i) debt securities and junior subordinated notes of Southern Company Gas Capital Corporation and (ii) guarantees thereof by Southern Company Gas, and any necessary or appropriate amendments (including post-effective amendments) to such registration statement or statements and any registration statement (including any amendment thereto) for these offerings that is to be effective upon filing pursuant to Rule 462(b) under the Act.

Southern Company Gas Capital Corporation and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and any appropriate amendment or amendments thereto (including post-effective amendments) and any registration statement (including any amendment thereto) for these offerings that is to be effective upon filing pursuant to Rule 462(b) under the Act, to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto and any necessary exhibits.

Southern Company Gas Capital Corporation hereby authorizes you or any one of you to execute said registration statement or statements and any amendments thereto (including post-effective amendments) on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

The undersigned directors and officers of Southern Company Gas Capital Corporation hereby authorize you or any one of you to sign said registration statement or statements and any registration statement (including any amendment thereto) for these offerings that is to be effective upon filing pursuant to Rule 462(b) under the Act on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement or statements by appropriate amendment or amendments (including post-effective amendments) and any registration statement (including any amendment thereto) for these offerings that is to be effective upon filing pursuant to Rule 462(b) under the Act and to file the same as aforesaid.

Yours very truly,
SOUTHERN COMPANY GAS CAPITAL CORPORATION
By	/s/Kimberly S. Greene
Kimberly S. Greene Chief Executive Officer

/s/Justin R. Hitchcock Justin R. Hitchcock	/s/Daniel S. Tucker Daniel S. Tucker
/s/Wendy A. Mavrinac Wendy A. Mavrinac	/s/Barbara P. Christopher Barbara P. Christopher
/s/Todd A. Perkins Todd A. Perkins

Extract from unanimous written consent of the board of directors of Southern Company Gas Capital Corporation.

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FURTHER RESOLVED, that for the purpose of signing such registration statement or statements and any amendments (including post-effective amendments) thereto, Gas Capital, the members of its Board of Directors and its officers be and they are hereby authorized to give their several powers of attorney to Andrew W. Evans, Daniel S. Tucker and Melissa K. Caen;

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The undersigned officer of Southern Company Gas Capital Corporation does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted by unanimous written consent of Board of Directors of Southern Company Gas Capital Corporation, effective April 29, 2019, and that said resolution has not since been rescinded but is still in full force and effect.

SOUTHERN COMPANY GAS CAPITAL CORPORATION
By	/s/Barbara P. Christopher
Barbara P. Christopher Corporate Secretary